UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2006

Netsmart Technologies, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-21177	13-3680154
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File No.)	Identification No.)

3500 Sunrise Highway, Great River, New York 11739
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (631) 968-2000.

Item 1.01 Entry Into a Material Definitive Agreement.

On November 18, 2006, Netsmart Technologies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) with NT Acquisition, Inc., a Delaware corporation (“Buyer”) and NT Merger Sub, Inc., a Delaware corporation (“MergerSub”), and NT Acquisition, Inc., a Delaware corporation (“Buyer”). Under the terms of the Agreement, Merger Sub will be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub will cease with the Company continuing as the surviving corporation (the “Surviving Corporation”). Merger Sub and Buyer are controlled by funds which are affiliated with Insight Venture Partners, a private equity firm. Such affiliated funds and certain affiliated funds of Bessemer Venture Partners, a private equity firm (collectively, the “Sponsors”),  have entered into equity commitment letters to finance the equity portion of the purchase price with participation by members of the Company’s existing management.

At the effective time of the Merger, each outstanding share of common stock of the Company (the “Common Stock”), other than any shares owned by Merger Sub, its affiliates, the Company or any shareholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $16.50 in cash, without interest. Warrant holders and option holders will be entitled to receive the difference between the exercise price of such security and $16.50 per share in cash.

The Board of Directors of the Company (with James L. Conway, the Company’s Chairman and Chief Executive Officer abstaining) approved the Merger Agreement on the unanimous recommendation of a Special Committee comprised entirely of independent directors (the “Special Committee”).

Mr. Conway and certain other members of the Company’s existing management have agreed to reinvest a portion of their Company equity or options into the Surviving Corporation or an affiliate thereof. Mr. Conway and each of the Company’s other directors and members of senior management who hold an aggregate approximately 14.7% of the Company’s outstanding common stock (including 549,878 shares issuable currently or within 60 days upon exercise of outstanding options), have also agreed to vote their shares in favor of the Merger and to refrain from granting any proxies or entering into any other voting arrangements with respect to, or assigning, encumbering or otherwise disposing of any of, their Company shares.

The Company has made customary representations, warranties and covenants in the Agreement, which generally expire at the effective time of the Merger. The Company may not solicit competing proposals or, subject to exceptions that permit the Company’s Board of Directors (or the Special Committee) to take actions required by their fiduciary duties, participate in any discussions or negotiations regarding alternative business combination transactions.

Merger Sub and Buyer have obtained conditional equity and debt financing commitments for the transactions contemplated by the Agreement, the aggregate proceeds of which will be sufficient for Merger Sub and Buyer to pay the aggregate merger consideration and all related fees and expenses. Consummation of the Merger is subject to a financing condition, as well as various other conditions, including approval of the Merger by the Company’s shareholders as described above, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and other customary closing conditions. The parties expect to close the transaction in early 2007.

The Agreement contains termination rights, including if the Company’s Board of Directors (or the Special Committee) changes its recommendation to the shareholders as required by its fiduciary duties under applicable law and provides that, upon the termination of the Agreement, under specified circumstances, the Company will be required to reimburse Merger Sub, Buyer and their affiliates for their transaction expenses up to $ 1,157,463 and that, under specified circumstances, the Company will be required to pay Buyer a termination fee of $3,472,388, reduced by the amount paid in respect of transaction expenses. Additionally, under specified circumstances, Merger Sub will be required to pay the Company a termination fee of $1,157,463. The foregoing amounts assume no exercise of options and warrants through the closing of the merger transaction.

The foregoing summaries of the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement attached as Exhibit 2.1 incorporated herein by reference.

William Blair & Company, LLC (“William Blair”) was engaged to serve as financial advisor to the Special Committee. On November 18, 2006, William Blair delivered an opinion to the Special Committee that, as of the date of the opinion, the merger consideration was fair, from a financial point of view, to the stockholders of the Company (other than Merger Sub and its affiliates and stockholders who invest in Buyer or Merger Sub).

Other than the Agreement, there is no material relationship between the Company and Merger Sub or Buyer.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Merger Sub or Buyer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Important Additional Information Regarding the Merger will be filed with the SEC

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the SEC website at http:// www.sec.gov. The proxy statement and other documents also may be obtained for free from the Company by directing such request to Netsmart Technologies, Inc., 3500 Sunrise Highway, Great River, New York 11739, Attn. Anthony F. Grisanti, telephone (631) 968-2000.

The Company and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the Merger. Information concerning the interests of the Company’s participants in the solicitation, which may be different than those of Company stockholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the Merger when it becomes available.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer; Compensatory Arrangements of Certain Officers

In connection with the Merger, each of James L. Conway, the Company’s Chairman and Chief Executive Officer, and Anthony G. Grisanti, the Company’s Chief Financial Officer, entered into an Employment Agreement, dated as of November 18, 2006, with NT Investor Holdings, Inc. (the “Parent”) and the Company (the “Conway Agreement” and the “Grisanti Agreement,” respectively). These agreements supersede each executive’s prior employment agreement and any rights he had under the Company’s Executive Retirement Plan Netsmart Technologies, Inc. Executive Retirement, Non-Competition and Consulting Plan effective August 5, 2004 (as amended).

Conway Agreement. Under the terms of the Conway Agreement, Mr. Conway will continue to act as the Chief Executive Officer of the Company for a term of two years commencing on the date of the closing of the Merger, such term to be automatically renewed for successive one year terms thereafter unless the agreement is terminated pursuant to its terms. During such time, Mr. Conway will also be the Chief Executive Officer of the Parent.

On the closing of the Merger, Mr. Conway will make an investment in the Parent in the form of Company common stock or options to purchase Company common stock, which will be exchanged for Parent stock or options to purchase Parent common stock. During the term of his agreement, Mr. Conway will receive a base salary of $367,500, which amount may be reviewed periodically for increase (but not decrease). Mr. Conway will be entitled to receive an annual bonus related to his performance beginning with fiscal year 2007. For the 2006 fiscal year, Mr. Conway is entitled to receive a bonus in the amount of $140,000. Thereafter, Mr. Conway is entitled to receive an annual bonus of $225,000 if Company performance targets are met.

Within thirty days of the closing of the Merger, upon approval by the compensation committee, Mr. Conway will be granted an option to purchase shares of Parent common stock, a portion of which shall be subject to time based vesting and a portion of which shall be subject to performance based vesting, which options shall be memorialized in a stock option agreement pursuant to a stock option plan to be established by Parent.

In addition, no later than the tenth day following the closing of the Merger, Mr. Conway will receive a special one-time cash bonus in the amount of $1,000,000, provided that he executes an effective release in favor of the Company and Parent and certain of their respective affiliates.

If Mr. Conway is terminated for cause (as such term is defined in his agreement), he will receive his accrued but unpaid salary, and lifetime medical insurance at a cost to the Company not to exceed $600 per month. If Mr. Conway terminates his employment without good reason (as such term is defined in his agreement), Mr. Conway will receive accrued but unpaid salary, any accrued but unpaid bonus and his lifetime medical insurance as described in the immediately preceding sentence. If Mr. Conway is terminated without cause or he terminates for good reason, he will receive an amount equal to one year of his then current annual salary, a bonus prorated for the number of days worked during the year of termination (assuming that any personal performance criteria applicable to the bonus are maximally obtained), the payment of any accrued but unpaid bonus earned during the year prior to the year in which the termination occurs, the lifetime medical insurance described above, and retirement benefits (in a series of retirement payments not to exceed $684,465 in the aggregate). In the event of Mr. Conway’s death during the employment term, he shall receive the bonus earned during the year of his death, calculated on a pro-rata basis for the number of days worked, any bonus earned but unpaid in the year prior to the year of his death, any earned but unpaid salary, and the retirement benefits described above. If Mr. Conway is terminated due to his disability, he shall receive the same benefits as he would upon his death, with the addition of the lifetime medical insurance described above. Upon any employment termination (other than a termination for cause), a portion of the benefits for which the executive shall be eligible shall be subject to his (or his representative’s) effective execution of a release.

If Mr. Conway is terminated by the Company without cause or he terminates his employment for good reason within two years after the closing date of the Merger, he shall also be eligible to receive an additional payment to negate the after-tax effect of a portion of the excise tax he incurs (if any) as a result of the Merger under the so-called “golden parachute” rules of Internal Revenue Code Section 280G.

Grisanti Agreement. Under the terms of the Grisanti Agreement, Mr. Grisanti will continue to act as the Chief Financial Officer of the Company for a term of two years commencing on the date of the closing of the Merger, such term to be automatically renewed for successive one year terms thereafter unless the agreement is terminated pursuant to its terms. During such time, Mr. Grisanti will also serve as the Chief Financial Officer of the Parent.

On the closing of the Merger, Mr. Grisanti will make an investment in the Parent in the form of Company common stock or options to purchase Company common stock, which will be exchanged for Parent common stock or options to purchase Parent common stock. During the term of his agreement, Mr. Grisanti will receive a base salary of $204,750, which amount may be reviewed periodically for increase (but not decrease). Mr. Grisanti will be entitled to receive an annual bonus related to his performance beginning with fiscal year 2007. For the 2006 fiscal year, Mr. Grisanti is entitled to receive a bonus in the amount of $96,000. Thereafter, Mr. Grisanti will be entitled to receive an annual bonus of $96,000 if certain performance targets are met.

Within thirty days of the closing of the Merger, upon approval by the compensation committee, Mr. Grisanti will be granted an option to purchase shares of Parent common stock, a portion of which shall be subject to time based vesting and a portion of which shall be subject to performance based vesting, which options shall be memorialized in a stock option agreement pursuant to a stock option plan to be established by Parent.

In addition, no later than the tenth day after the closing of the Merger, Mr. Grisanti will receive a special one-time cash bonus in the amount of $601,500, provided that he executes an effective release in favor of the Company and Parent and certain of their affiliates.

If Mr. Grisanti is terminated for cause (as such term is defined in his agreement), he will receive his accrued but unpaid salary, and lifetime medical insurance at a cost to the Company not to exceed $600 per month. If Mr. Grisanti terminates his employment without good reason (as such term is defined in his agreement), Mr. Grisanti will receive accrued but unpaid salary, any accrued but unpaid bonus and his lifetime medical insurance as described in the immediately preceding sentence. If Mr. Grisanti is terminated without cause or he terminates for good reason, he will receive an amount equal to one year of his then current annual salary, a bonus prorated for the number of days worked during the year of termination (assuming that any personal performance criteria applicable to the bonus are maximally obtained), the payment of any accrued but unpaid bonus earned during the year prior to the year in which the termination occurs, the lifetime medical insurance described above, and retirement benefits (in a series of retirement payments not to exceed $452,450 in the aggregate). In the event of Mr. Grisanti’s death during the employment term, he shall receive the bonus earned during the year of his death, calculated on a pro-rata basis for the number of days worked, any bonus earned but unpaid in the year prior to the year of the executive’s death, any earned but unpaid salary, and the retirement benefits described above. If Mr. Grisanti is terminated due to his disability, he shall receive the same benefits as he would upon his death, with the addition of the lifetime medical insurance described above. Upon any employment termination (other than a termination for cause), a portion of the benefits for which the executive shall be eligible shall be subject to his (or his representative’s) effective execution of a release.

To the extent that Mr. Grisanti would be subject to the so-called “golden parachute” rules of Code Section 280G, the payments to which he would be entitled upon a termination of employment would be reduced below the threshold at which the golden parachute exise tax is imposed to the extent such reduction would enable him to retain a greater portion of the payments from the Company after remittance of tax than he would have had he received the unreduced payments.

Additional Terms Common to the Conway Agreement and Grisanti Agreement. During the term of their respective employment agreements, each of Mr. Conway and Mr. Grisanti shall be entitled to medical insurance for his dependents and beneficiaries, disability insurance (including long-term care), accidental death and dismemberment insurance and life insurance in accordance with the Company’s benefit plans. In addition, each executive will receive a monthly car allowance, five weeks of vacation per calendar year, and reimbursement of reasonable business expenses.

Mr. Conway and Mr. Grisanti are each bound by restrictive covenants under his employment agreement, in partial consideration for certain payments to be made under the agreement. Each of the executives is bound to confidentiality in the maintenance of trade secrets and proprietary information. Furthermore, each is bound to non-compete and non-solicitation covenants during employment and until two years after any payments from the Company have ceased following employment. In addition, each executive agrees not to disparage the Company and agrees to take certain actions with respect to inventions and discoveries.

If the Merger Agreement is terminated, the closing of the merger does not occur, or the executive fails to make an investment in options or shares of the Parent consistent with the terms of his employment agreement, the agreement shall become null and void from its inception.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1 Agreement and Plan of Merger by and among Netsmart Technologies, Inc., NT Acquisition, Inc. and NT Merger Sub, Inc. dated as of November 18, 2006

99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netsmart Technologies, Inc. /s/James L. Conway James L. Conway Chief Executive Officer and Director (Principal Executive Officer)

November 20, 2006